                                       -----------------------------------------
                                       PRIMARK CORPORATION
                                       SAVINGS AND STOCK
                                       OWNERSHIP PLAN

                                       Financial Statements for the Years Ended
                                       December 31, 1998 and 1997 and
                                       Supplemental Schedules as of and for the Year ended December 31, 1998 and Independent Auditors' Report

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN


TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                 1-2

FINANCIAL STATEMENTS FOR THE YEARS ENDED
   DECEMBER 31, 1998 AND 1997:

   Statements of Net Assets Available for Benefits                             3

   Statements of Changes in Net Assets Available for Benefits                  4

   Notes to Financial Statements                                            5-13

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE DECEMBER 31, 1998 YEAR ENDED:

   Item 27a - Schedule of Assets Held for Investment Purposes                 14

   Item 27d - Schedule of Reportable Transactions                          15-16

Schedules required under the Employee Retirement Income Security Act of 1974, other than the schedules listed above, are omitted because of the absence of the conditions under which the schedules are required.

INDEPENDENT AUDITORS' REPORT


To the Plan Committee of the Primark Corporation Savings and Stock Ownership Plan

We have audited the accompanying statements of net assets available for benefits of the Primark Corporation Savings and Stock Ownership Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997 and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits of the Plan's financial statements as of and for the years ended December 31, 1998 and 1997 were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



June 29, 1999

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN


STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                      1998            1997


ASSETS

INVESTMENTS, At fair value:

  Mutual funds                                     $25,404,142     $18,168,630
  Money market                                       4,335,520       2,550,182
  Participant loans                                  1,026,158         938,472
  Common stock - Primark Corporation                 9,119,879      20,988,803
  Investments, at contract value                            --         553,007
                                                   -----------     -----------
       Total investments                            39,885,699      43,199,094

CONTRIBUTIONS RECEIVABLE:
  Employer                                              50,564          23,174
  Participant                                          155,279          71,051
                                                   -----------     -----------
NET ASSETS AVAILABLE FOR BENEFITS                  $40,091,542     $43,293,319
                                                   ===========     ===========



See notes to financial statements.

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------


                                                         1998           1997

ADDITIONS:
  Investment activity:
    Net (depreciation) appreciation of investments    $  (939,421)   $ 9,759,594
    Interest and dividends                              1,156,474      1,325,926
                                                      -----------    -----------
           Total investment activity                      217,053     11,085,520
                                                      -----------    -----------
  Contributions:
    Employer                                            1,450,721      1,626,719
    Participant                                         4,455,116      4,717,688
                                                      -----------    -----------
           Total contributions                          5,905,837      6,344,407
                                                      -----------    -----------
  Transfers from other plans                                8,498     14,832,113
                                                      -----------    -----------
           Total additions                              6,131,388     32,262,040
                                                      -----------    -----------
DEDUCTIONS:
  Benefits paid to plan participants                    4,077,633      3,745,794
  Participant expenses                                      7,873          5,221
  Transfers to other plans                              5,247,659             --
                                                      -----------    -----------
           Total deductions                             9,333,165      3,751,015
                                                      -----------    -----------
Net (DECREASE) INCREASE                                (3,201,777)    28,511,025

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                    43,293,319     14,782,294
                                                      -----------    -----------
  End of year                                         $40,091,542    $43,293,319
                                                      ===========    ===========



See notes to financial statements.

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.    DESCRIPTION OF PLAN

      The following description of the Primark Corporation (the "Company") Savings and Stock Ownership Plan (the "Plan") provides only general information. Participants should refer to the plan agreement, which can be obtained from the plan administrator, for a more complete description of the Plan's provisions.

      GENERAL - The Plan is a defined contribution plan which covers employees of the Company, certain affiliated companies, and one unconsolidated investee, Primark Decision Economics ("PDE"). Employees are eligible to participate in the Plan as of the effective date of the Plan, January 1, 1989. The Plan was restated effective January 1, 1989 and amended October 1, 1992, July 1, 1994, September 1, 1994, and January 1, 1997 to include additional affiliated companies and one unconsolidated investee. The January 1, 1997 amendment also restructured the Plan from a single company employee stock ownership plan to a plan structured under the provisions of
      Section 401(k) of the Internal Revenue Code (the "Code") and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Participation in the Plan permits eligible employees to defer a portion of their compensation in order to promote savings on a tax-favored basis and to benefit from a matching Company contribution. Full-time employees hired after the effective dates of the Plan and related amendments are eligible to participate on the first day in the calendar quarter following their date of hire. Part-time employees are eligible to participate after completing at least 1,000 hours of service.

      As of January 1, 1997, Fidelity Management Trust Company became trustee for the Plan. The Plan is sponsored by the Company and PDE and administered by the Primark Savings and Stock Ownership Plan Committee.

      FUNDING - The Plan was funded in 1989 by a direct transfer of assets from the trustee of the Primark Corporation Employees' Retirement Plan, which was terminated effective as of September 1, 1988. The transfer of assets was invested in Primark Corporation common stock.

      ALLOCATION OF SHARES - Prior to January 1, 1997, all participants, as of the last day of the plan year, were allocated the maximum number of whole shares of Primark Corporation common stock within the limits of the Code, based on compensation as defined by the Plan. The annual allocation was not less than the lesser of the maximum amount allowable under Code limitations or one-eighth of the amount attributable to the Company stock acquired, provided the number of shares held in the suspense account was sufficient to provide for a full allocation. If the number of shares remaining was not sufficient for a full allocation, the allocation was calculated considering each participant's compensation as a percentage of the aggregate total compensation of all plan participants for that plan year. At December 31, 1996, all plan assets were allocated to plan participants.

      CONTRIBUTIONS - Effective with the January 1, 1997 amendment, each participant may contribute from 1% to 15% of his or her eligible compensation with total before tax contributions not to exceed the maximum established by the Code. The Company will match 50% of the first 6% in deferred contributions made by a plan participant.

      TRANSFERS FROM OTHER PLANS - As a result of the January 1, 1997 amendment, the assets of the former Primark Corporation Employee Stock Ownership Plan were merged with the assets of the Disclosure Incorporated 401(k) Plan, the I/B/E/S International, Inc. Retirement Savings Plan, the Yankee Group Research, Inc. 401(k) Plan, and the WSI Corporation Employee Savings Plan. In addition, employees of certain other recently acquired affiliates were also permitted to enroll in the Plan. The transfer of assets resulting from this merger, as well as the transfer of individual balances for participants enrolled at newly acquired companies, and participant rollovers, are reported as transfers from other plans.

      VESTING - Participants are always fully vested in their contributions. Vesting in employer matching contributions occurs upon death, total and permanent disability, attainment of 65 years of age, or completion of three years of service. Participants who terminate employment will not forfeit their accounts until five years after terminating employment, as defined in the Plan's provisions. Forfeitures are used to reduce future company matching contributions.

      DISTRIBUTIONS - Total or partial cash distributions from the Plan are permitted upon the participant's attainment of age 59 1/2, termination of employment, retirement, death, or disability. In addition, withdrawals are also permitted for certain events that result in financial hardship to the participant. A participant may make only one withdrawal in any consecutive twelve-month period.

      PARTICIPANT LOANS - Participants may borrow from their fund accounts a minimum of $500 up to a maximum of 50% of their vested account balances. The total loan balance outstanding for any one participant may not exceed $50,000. Participant loans bear interest at the prime rate of interest in effect on the first day of the calendar quarter in which the loan was made. Loans are repaid through payroll deduction over a period of up to five years for general loans or twenty-five years for the purchase of a principal residence.

      PARTICIPANTS' ACCOUNTS - Each participant's account is credited with the participant's contributions, employer matching contributions, and earnings attributable to the individual's investments.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      METHOD OF ACCOUNTING - The accompanying financial statements have been prepared on the accrual basis of accounting. Purchases and sales of securities are recorded on the settlement-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

      INVESTMENT VALUATION - Investments are stated at fair value, except for benefit responsive guaranteed investment contracts, which are stated at contract value. Mutual funds are stated at the net asset value. Participant loans are stated at cost, which approximates fair value.

      CONTRIBUTIONS - Participant and employer matching contributions are recorded when remitted to the trustee.

      PLAN EXPENSES - All expenses related to the administration of the Plan have been assumed by the plan sponsors. Broker fees related to the sale of a participant's shares of Primark Corporation common stock and loan origination fees are the responsibility of the participant. Participant fees are recorded as incurred.

      BENEFITS TO PARTICIPANTS - Benefits to participants are recorded when paid.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

3.    INVESTMENTS

      The following table presents investments for the years ended December 31, 1998 and 1997:

                                                      1998           1997

INVESTMENTS
 Fidelity Contrafund                               $3,379,107*    $ 4,122,597*
 Fidelity Growth & Income Portfolio                 4,606,891*      2,880,342*
 Fidelity Government Securities Fund                       --         678,357
 Fidelity Select Technology Fund                    1,712,733         583,595
 Fidelity Equity-Income II Fund                            --         485,753
 Fidelity Asset Manager - Growth                      647,293         309,796
 Fidelity Spartan U.S. Equity Index Portfolio       5,415,372*      3,020,792*
 Fidelity Managed Income Fund                              --         553,007
 Janus Worldwide Fund                               3,305,731*      2,091,351
 PBHG Emerging Growth Fund                            840,509         648,041
 PBHG Growth Fund                                   1,415,369       1,416,414
 Founders Balanced Fund                             1,759,631       1,859,996
 Warburg Pincus Global Fixed Income Fund                   --          71,596
 Fidelity Managed Income Portfolio                  1,428,555              --
 Wright Current Income Fund                           884,537              --
 Other                                                  8,414              --
 Primark common stock                               9,119,879*     20,988,803*
 Primark Money Market                               4,335,520*      2,550,182*
 Participant loans                                  1,026,158         938,472
                                                  -----------     -----------
TOTAL                                             $39,885,699     $43,199,094
                                                  ===========     ===========

----------
* Represents 5% or more of net assets available for benefits.

      During 1998 and 1997, the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value by $(939,421) and $9,759,594, respectively, as follows:


                                                    1998             1997

Mutual funds                                      $ 4,059,728     $1,384,216
Primark common stock                               (4,999,388)     8,402,819
Other                                                     239        (27,441)
                                                  -----------     ----------

                                                  $  (939,421)    $9,759,594
                                                  ===========     ==========



      The Plan's investments consist of the following. Investment objectives are as stated in the prospectus.

      FIDELITY ASSET MANAGER - GROWTH - The fund seeks to maximize total return for the long term by allocating its assets among domestic and foreign stocks, bonds and money market instruments. The fund's assets are typically invested with 70% in stock, 25% in bonds and 5% in money market instruments, but the fund may invest from 50% to 100% in stocks, 5% to 50% in bonds, and 5% to 50% in money market instruments.

      FIDELITY CONTRAFUND - The fund seeks long-term capital appreciation through investment in the common stock and convertible securities of foreign and domestic companies that are believed to be out of favor or undervalued.

      FIDELITY EQUITY-INCOME II FUND - The fund attempts to provide current income by investing at least 65% of its assets in income-producing domestic and foreign equity securities and the remainder in debt obligations of all types and quality. The fund attempts to generate returns that are greater than the composite yield of the S&P 500 Index.

      FIDELITY GOVERNMENT SECURITIES FUND - The fund seeks a high level of current income by investing in securities issued by U.S. Government agencies or instrumentalities that are exempt from state and local taxes.

      FIDELITY GROWTH & INCOME PORTFOLIO - The fund seeks high total return by providing investors with current income and capital appreciation. To achieve its objectives, the fund primarily invests in U.S. and foreign common and preferred stocks, securities convertible into common stock and fixed-income securities that provide both current income (in the form of dividends) and the potential for growth in earnings.

      PRIMARK MANAGED INCOME FUND - The fund is a commingled pool managed by the Fidelity Management Trust Company that attempts to maintain a stable value while providing current income. The fund invests in high-quality, short-term money market securities for which the U.S. Government, its agencies or instrumentalities guarantees timely payment of principal and interest.

      FIDELITY SELECT TECHNOLOGY FUND - The fund seeks capital appreciation through investment in securities of companies established in the technology industry. The fund typically holds 80% of its assets in companies that may benefit from technological advances but may invest in any company eligible for purchase in any of Fidelity's other technology-related portfolios.

      FIDELITY SPARTAN U.S. EQUITY INDEX PORTFOLIO - The portfolio attempts to duplicate the investment composition and yield earned by the S&P 500 Index by investing in the companies that make up the Index, as well as those that are based on the value of the Index.

      FOUNDERS BALANCED FUND - The fund attempts to provide both current income and long-term growth by investing in a variety of dividend-paying common stocks (located both in the U.S. and abroad) as well as U.S. and foreign government obligations and corporate bonds. The fund is required to hold at least 25% of its assets in fixed-income, investment-grade securities.

      JANUS WORLDWIDE FUND - The fund invests in common stocks of foreign and domestic companies of any size.

      PBHG EMERGING GROWTH FUND - The fund seeks growth by investing in the common stock of micro and small sized U.S. companies that are believed to have strong earnings potential and significant capital appreciation. The market capitalization for the companies in which this fund invests typically range from $10 to $250 million.

      PBHG GROWTH FUND - The fund seeks growth by investing in the common stock of small- and medium-sized U.S. companies that are believed to have strong earnings potential and significant capital appreciation.

      WARBURG PINCUS GLOBAL FIXED INCOME FUND - The fund attempts to provide a high return. To achieve that goal, the fund invests primarily in government and corporate bonds and fixed-income investments in various currencies, including the U.S. dollar. The fund may not invest more than 25% of its assets in any one foreign government, it agencies, instrumentalities, or political subdivisions. The fund may invest up to 20% of its assets in common stock, convertible securities and other equity securities and up to 35% in fixed income securities that are rated below investment grade.

      PRIMARK MONEY MARKET - The Fund is a commingled money market pool managed by Fidelity which invests in high-quality short-term money market securities for which the U.S. Government or its agencies or instrumentalities guarantees timely payment of principal and interest.

      PRIMARK COMMON STOCK - Contributions are made to participants' accounts directly in shares of Primark common stock. Investing in a nondiversified, unmanaged single stock inherently involves more investment risk than investing in a diversified fund as performance is tied directly to the performance of the Company as well as that of the stock market as a whole.

      FIDELITY MANAGED INCOME PORTFOLIO - The fund is a commingled pool managed by Fidelity Management Trust Company. The fund attempts to maintain a stable unit price while earning interest income. The fund invests in investment contracts offered by major insurance companies and other approved financial institutions and in certain types of fixed income securities.

      WRIGHT CURRENT INCOME FUND - The fund aims to obtain a high level of current income with moderate fluctuations of principal. The fund has invested almost exclusively in mortgage pass-through securities of the Government National Mortgage Association.

4.    FUND INFORMATION

      Participant and employer contributions, transfers from/to other plans, to participants, net (depreciation) appreciation, and investment, interest, and dividends by fund are as follows for the years ended December 31, 1998 and 1997:

                                                         1998            1997

Interest and dividends:
  Fidelity Contrafund                                 $   251,658     $  389,111
  Fidelity Growth & Income Portfolio                      211,404        118,888
  Fidelity Government Securities Fund                      28,392         24,195
  Fidelity Select Technology Fund                              --        135,398
  Fidelity Equity-Income II Fund                           13,311         47,297
  Fidelity Asset Manager - Growth                          89,240         31,564
  Fidelity Spartan U.S. Equity Index Portfolio            100,590         60,084
  Primark Managed Income Fund                                  --         27,957
  Janus Worldwide Fund                                     13,312        142,250
  Founders Balanced Fund                                  103,124        156,967
  Warburg Pincus Global Fixed Income Fund                   3,686          7,035
  Fidelity Managed Income Portfolio                        55,759             --
  Wright Current Income Fund                               12,897             --
  Other                                                     3,310            510
  Primark common stock                                         --              5
  Primark Money Market                                    198,264        133,018
  Participant loans                                        71,527         51,647
                                                      -----------     ----------
Total                                                 $ 1,156,474     $1,325,926
                                                      ===========     ==========

Net appreciation (depreciation) of investments:
  Fidelity Contrafund                                 $   805,394     $  349,173
  Fidelity Growth & Income Portfolio                      820,941        423,465
  Fidelity Government Securities Fund                      32,389         11,700
  Fidelity Select Technology Fund                         646,656       (158,064)
  Fidelity Equity-Income II Fund                          (26,127)        33,674
  Fidelity Asset Manager - Growth                          (8,099)         3,626
  Fidelity Spartan U.S. Equity Index Portfolio            988,716        556,926
  Janus Worldwide Fund                                    593,842        107,908
  PBHG Emerging Growth Fund                                34,571          6,053
  PBHG Growth Fund                                         34,059        (57,213)
  Founders Balanced Fund                                  144,275        112,272
  Warburg Pincus Global Fixed Income Fund                   3,285         (5,304)
  Wright Current Income Fund                              (10,174)            --
  Other                                                       239        (27,441)
  Primark common stock                                 (4,999,388)     8,402,819
                                                      -----------     ----------
Total                                                 $  (939,421)    $9,759,594
                                                      ===========     ==========

                                                         1998           1997

Employer contributions:
  Fidelity Contrafund                                $   175,379   $    316,506
  Fidelity Growth & Income Portfolio                     190,337        212,282
  Fidelity Government Securities Fund                     43,064         47,051
  Fidelity Select Technology Fund                         91,944         50,442
  Fidelity Equity-Income II Fund                          43,202         40,993
  Fidelity Asset Manager - Growth                         43,992         29,488
  Fidelity Spartan U.S. Equity Index Portfolio           234,626        192,485
  Fidelity Managed Income Fund                                --         21,264
  Janus Worldwide Fund                                   213,438        186,318
  PBHG Emerging Growth Fund                               66,499         81,344
  PBHG Growth Fund                                       128,013        169,975
  Founders Balanced Fund                                  81,512        125,391
  Warburg Pincus Global Fixed Income Fund                  9,517         12,068
  Fidelity Managed Income Portfolio                       24,246             --
  Wright Current Income Portfolio                         12,325             --
  Other                                                      167             67
  Primark common stock                                    41,619         31,329
  Primark Money Market                                    50,841        109,719
  Participant loans                                           --             --
                                                     -----------    -----------
Total                                                $ 1,450,721    $ 1,626,719
                                                     ===========    ===========

Participant contributions:
  Fidelity Contrafund                                $   498,142    $   699,030
  Fidelity Growth & Income Portfolio                     676,029        626,798
  Fidelity Government Securities Fund                    125,597        177,167
  Fidelity Select Technology Fund                        264,427        187,074
  Fidelity Equity-Income II Fund                         202,762        120,672
  Fidelity Asset Manager - Growth                        139,385        127,249
  Fidelity Spartan U.S. Equity Index Portfolio           697,120        644,814
  Fidelity Managed Income Fund                                --         65,826
  Janus Worldwide Fund                                   578,805        600,306
  PBHG Emerging Growth Fund                              179,336        264,411
  PBHG Growth Fund                                       342,111        420,078
  Founders Balanced Fund                                 226,071        305,877
  Warburg Pincus Global Fixed Income Fund                 26,550         41,942
  Fidelity Managed Income Portfolio                       60,645             --
  Wright Current Income Fund                              35,125             --
  Other                                                      416             --
  Primark common stock                                   154,246         88,687
  Primark Money Market                                   248,349        347,757
  Participant loans                                           --             --
                                                     -----------    -----------
Total                                                $ 4,455,116    $ 4,717,688
                                                     ===========    ===========

                                                         1998           1997

Transfers from/(to) other qualified plans:
  Fidelity Contrafund                                $(2,642,922)   $ 2,271,373
  Fidelity Growth & Income Portfolio                    (977,856)     1,517,011
  Fidelity Government Securities Fund                    (14,585)       254,154
  Fidelity Select Technology Fund                        (51,866)       291,848
  Fidelity Equity-Income II Fund                        (112,606)       192,375
  Fidelity Asset Manager - Growth                         (1,510)        77,374
  Fidelity Spartan U.S. Equity Index Portfolio          (133,788)     1,586,130
  Primark Managed Income Fund                                 --        456,333
  Janus Worldwide Fund                                  (220,473)       481,940
  PBHG Emerging Growth Fund                             (100,811)       412,831
  PBHG Growth Fund                                       (83,287)       275,131
  Founders Balanced Fund                                (527,271)       448,667
  Warburg Pincus Global Fixed Income Fund                 (1,374)        27,494
  Fidelity Managed Income Portfolio                      (34,856)            --
  Other                                                       --      5,303,315
  Primark common stock                                        59             (4)
  Primark Money Market                                  (162,718)       720,832
  Participant loans                                      175,297        515,309
                                                     -----------    -----------
Total                                                $(5,239,161)   $14,832,113
                                                     ===========    ===========

Benefits Paid to participants:
  Fidelity Contrafund                                $   164,098    $   280,704
  Fidelity Growth & Income Portfolio                     523,277        200,257
  Fidelity Government Securities Fund                    118,829         49,496
  Fidelity Select Technology Fund                         48,978         14,886
  Fidelity Equity-Income II Fund                          12,653         26,509
  Fidelity Asset Manager - Growth                         10,816          2,085
  Fidelity Spartan U.S. Equity Index Portfolio           417,394        340,652
  Primark Managed Income Fund                                 --         10,903
  Janus Worldwide Fund                                   185,602        102,417
  PBHG Emerging Growth Fund                               33,145          7,748
  PBHG Growth Fund                                       160,564        230,514
  Founders Balanced Fund                                 122,999        196,966
  Warburg Pincus Global Fixed Income Fund                  5,027          2,243
  Fidelity Managed Income Portfolio                       64,915             --
  Wright Current Income Fund                              17,442             --
  Other                                                   15,018            163
  Primark common stock                                 1,335,582      1,773,366
  Primark Money Market                                   665,727        449,733
  Participant loans                                      175,567         57,152
                                                     -----------    -----------
Total                                                $ 4,077,633    $ 3,745,794
                                                     ===========    ===========

5.    RELATED-PARTY TRANSACTIONS

      At December 31, 1998 and 1997, the Plan held 336,217 shares of Primark Corporation common stock with a fair value of $9,119,879 and 515,949 shares with a fair value of $20,988,803, respectively.

6.    PLAN TERMINATION

      Although it has not expressed any intent to do so, the Company has the right, under the Plan, to suspend its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of the plan termination, participants will become fully vested in their accounts.

7.    TAX STATUS OF THE PLAN

      The Plan obtained its latest determination letter dated December 17, 1997 in which the Internal Revenue Service stated that the Plan as then designed, was in compliance with the applicable requirements of the Code. The Plan Committee believes that the Plan is currently designed and being operated in compliance with the Code. Accordingly, no provision for income taxes has been included in the Plan's financial statements.




                                   * * * * * *

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN


ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998
--------------------------------------------------------------------------------

                             c) DESCRIPTION OF INVESTMENT,
b) IDENTITY OF ISSUE,           INCLUDING MATURITY DATE,
   BORROWER, LESSOR             RATE OF INTEREST, COLLATERAL,                                      e) CURRENT
a) OR SIMILAR PARTY             PAR OR MATURITY VALUE                              d) COST            VALUE

   Pooled Investment Funds      Fidelity Contrafund**                            $ 2,808,974       $3,375,107
                                Fidelity Growth & Income Portfolio**               3,656,348        4,606,891
                                Fidelity Select Technology Fund**                  1,221,889        1,712,733
                                Fidelity Asset Manager - Growth**                    656,597          647,293
                                Fidelity Spartan U.S. Equity Index Portfolio**     3,987,369        5,415,371
                                Janus Worldwide Fund                               2,739,519        3,305,731
                                PBHG Emerging Growth Fund                            799,261          840,509
                                PBHG Growth Fund                                   1,388,405        1,415,369
                                Founders Balanced Fund                             1,607,884        1,759,631
                                Fidelity Diversified International Fund**              8,173            8,414
                                Wright Current Income Fund                           892,471          884,537
   Common Stock                 Primark common stock**                             5,177,576        9,119,879
   Commingled Pool              Primark Money Market**                             4,335,520        4,335,520
                                Fidelity Managed Income Portfolio**                1,428,555        1,428,555
   Participant Loans            Participant loans**                                1,026,158        1,026,158
                                                                                 -----------      -----------
                                Total                                            $31,734,699      $39,885,698
                                                                                 ===========      ===========



----------
** Represents a party-in-interest to the Plan.

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN


ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   (h)CURRENT VALUE
                                                                                                      OF ASSET ON
                                                           (c)PURCHASE    (d)SELLING    (g)COST OF    TRANSACTION   (i)NET GAIN
(a)IDENTITY OF PARTY INVOLVED   (b)DESCRIPTION OF ASSET      PRICE            PRICE         ASSET         DATE        OR (LOSS)

SERIES OF TRANSACTIONS

Fidelity Contrafund             Pooled Investment Funds     $1,702,222    $       --    $1,702,222     $1,702,222     $     --
                                                                    --     3,251,108     2,727,805      3,251,108      523,303

Fidelity Growth & Income        Pooled Investment Funds      2,876,112            --     2,876,112      2,876,112           --
  Portfolio                                                         --     1,970,503     1,663,216      1,970,503      307,287



Fidelity Spartan U.S. Equity    Pooled Investment Funds      3,008,351            --     3,008,351      3,008,351           --
  Index Portfolio                                                   --     1,602,489     1,401,659      1,602,489      200,830

Janus Worldwide Fund            Pooled Investment Funds      1,607,699            --     1,607,699      1,607,699           --
                                                                    --       987,160       883,631        987,160      103,529

                                                                                                                  (Continued)

PRIMARK CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   (h)CURRENT VALUE
                                                                                                      OF ASSET ON
                                                           (c)PURCHASE    (d)SELLING    (g)COST OF    TRANSACTION   (i)NET GAIN
(a)IDENTITY OF PARTY INVOLVED   (b)DESCRIPTION OF ASSET      PRICE            PRICE         ASSET         DATE        OR (LOSS)

SERIES OF TRANSACTIONS (CONTINUED)


Primark common stock             Common Stock               1,207,268            --     1,207,268      1,207,268            --
                                                                   --     8,076,804       282,215      8,076,804     7,794,590

Primark Money Market             Commingled Pool            4,312,912            --     4,312,912      4,312,912            --
                                                                   --     2,527,574     2,527,574      2,527,574            --

Fidelity Managed Income          Commingled Pool            1,814,897            --     1,814,897      1,814,897            --
  Portfolio                                                        --       386,342       386,342        386,342            --

                                                                                                                   (Concluded)